Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

The Board of Directors of
Aspect Communications Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 33-36437, 33-36438, 33-39243, 33-69010, 33-50048, 33-94810, 33-07407, 333-24315, 333-38041, 333-91681, 333-3195, 333-33646, 333-50178, 333-57545, 333-73542, 333-98829 and 333-119514) on Form S-8 of Aspect Communications Corporation and subsidiaries of our reports dated March 11, 2005, relating to the consolidated balance sheets of Aspect Communications Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity and cash flows for the three years ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, appearing elsewhere in this Form 10-K.

Our report refers to the adoption of Statement of Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets.

/s/ KPMG LLP

Mountain View, California
March 11, 2005